Exhibit 10.1

March 19, 2009

Micrel, Incorporated

2180 Fortune Drive

San Jose, CA 95131

Attn: Ray Zinn, President, CEO and Chairman of the Board

Ladies and Gentlemen:

Subject to the terms and conditions set forth below, we hereby agree with Micrel Incorporated (the “Company”) as follows:

1. We agree that, until March 24, 2010, without the prior approval of the Board of Directors (the “Board”) of the Company, we will not make, or in any way finance or participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the exclusions set forth in Rule 14a-1(l)(2)(iv) thereunder) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, in connection with any matter, or call a special shareholders’ meeting or introduce a shareholder proposal at a shareholders’ meeting for any such purpose, or make a public announcement concerning an intention to engage in any of the foregoing, or conduct or participate in any type of referendum concerning the Company, its management, Board or business.

2. We acknowledge that we beneficially own 8,852,690 shares of Common Stock of the Company, and, until March 24, 2010, without the prior approval of the Board, we agree that we will not acquire beneficial ownership of any additional shares of Common Stock (or derivative or other rights in respect of shares of Common Stock) or the right or rights to acquire or vote additional voting securities of the Company, provided, however, we may acquire additional shares of Common Stock (or rights in respect thereof) or the right or rights to acquire or vote additional voting securities of the Company, on a pro rata basis with other shareholders of the Company, in (i) any rights offering conducted by the Company in which any current holders of the Company’s securities are offered the opportunity, on a pro rata basis, to acquire shares or other securities, voting or non-voting, of the Company, (ii) any stock dividend, or (iii) any stock split or recapitalization. We represent and warrant that, as of the date hereof, the 8,852,690 shares of Common Stock set forth in this Paragraph 2 are the only shares of Common Stock beneficially owned by us.

3. We agree that, until March 24, 2010, without the prior approval of the Board, we will not sell or dispose of in a single transaction or series of related transactions in excess of 300,000 shares of Common Stock (or derivative or other rights in respect thereof) to any other person or “group” (within the meaning of Rule 13d-5 under the Exchange Act) unless (i) in connection with a registered tender offer to a person or group that is not affiliated with us and is not a competitor of the Company.; (ii) prior to such sale or disposition, such shares are first offered to the Company at the same price and on the same terms and conditions as offered to such other person or “group” and if the Company shall not have accepted such offer in writing within ten business days of receipt of such offer, the Company shall be deemed to have rejected such offer; or (iii) such disposition is pursuant to a dividend or distribution made by us on a pro rata basis to our shareholders or other equity investors.

4. We agree that we will not form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement; provided, however, the foregoing shall not be deemed to apply to arrangements solely among affiliated funds of Obrem Capital (GP), LLC with respect to the shares of Common Stock held by them on the date hereof or hereafter acquired in compliance with the terms of this letter agreement.

5. We agree that, until March 24, 2010, without the prior approval of the Board, we will not engage in any action or transaction described in any of paragraphs (a) (except Obrem Capital (GP), LLC and/or its affiliated funds will be allowed to sell shares in accordance with Paragraph 3 of this letter agreement) through (j) of Item 4 of Schedule 13D promulgated by the U.S. Securities and Exchange Commission (each a “Schedule 13D Transaction”) or file any amendment to the Schedule 13D previously filed by the undersigned with the Securities and Exchange Commission indicating that either of the undersigned or any of their affiliates has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this letter agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this letter agreement and actions by the parties thereunder). For the avoidance of doubt, “Schedule 13D Transaction” shall be deemed to include, without limitation, any discussions or communications with any persons for the purpose of encouraging or facilitating the acquisition of control of the Company. Notwithstanding any other provision of this Paragraph 5, it is understood and agreed that nothing herein shall be deemed to prevent our sale of Common Stock that is otherwise in accordance with this letter agreement and expressly permitted in Paragraph 3 of this letter agreement that results in a transaction described in paragraph (b) of Item 4 of Schedule 13D.

6. We agree that, until March 24, 2010, at any meeting of the shareholders of the Company, however called, or in any other circumstance in which the vote, consent or approval of the shareholders of the Company, in their capacity as shareholders, is sought, with respect to the election or removal of directors of the Company, that we shall vote, give our consent or withhold our vote with respect thereto, or cause to be voted, all shares of Common Stock held by us, or over which we exercise voting control and to which this agreement relates, in favor of those nominees approved by the Board and against any other nominees and against any proposal to remove the directors of the Company. We agree that we will not support or participate in any “withhold the vote” or similar campaign with respect to an election of such nominees. We agree that we will not grant any proxy, power-of-attorney or other authorization in or with respect to any shares of Common Stock that are held by us, or over which we exercise voting control and to which this agreement relates, or take any other action, in our capacity as a shareholder of the Company, that would in any way restrict, limit or interfere with the performance of our obligations hereunder.

7. We agree that all shares of Common Stock that we beneficially own as of the date of this letter agreement, and any shares of Common Stock that we acquire in accordance with the provisions of this letter agreement or with respect to which we otherwise acquire beneficial ownership or voting rights, directly or indirectly, after the date of this letter agreement, including, without limitation, shares issued upon the conversion, exercise or exchange, as the case may be, of securities held by us that are convertible into, or exercisable or exchangeable for, shares of Common Stock, shall be subject to the terms and conditions of this letter agreement. We agree that, without the prior approval of the Board, we will not publicly disclose any intent, plan or proposal to seek any waiver or consent under, or amendment of, any provision of Sections 1 though 7 of this letter agreement.

8. This agreement is contingent on the Company’s continuing efforts at improving operating margin consistent with economic conditions, repurchase of shares and paying a dividend as cash allows, staffing its board of directors with qualified board members and expanding its board to six members with five independent directors.

9. The restrictions and agreements made by us contained in Paragraphs 1 through 7 shall terminate upon the earliest to occur of (i) such time as we, together with our affiliated entities, beneficially own less than 5% of the Common Stock of the Company; (ii) the Company’s material breach of any material provision of this letter agreement, which breach shall continue uncured for more than 30 days after written notice of such breach shall have been delivered by us to the Company (but any such breach hereof by the Company shall not relieve the Company of the restrictions and agreements made by it herein); (iii) the acquisition by any person or “group” that is not affiliated with us of a majority of the outstanding shares of Common Stock; (iv) the date on which the Company shall have entered into any merger, acquisition transaction or other business combination involving all or substantially all of the Company’s assets or properties; (v) March 24, 2010; or (vi) the Company (a) commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, (b) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Company or all or substantially all of its property, or makes a general assignment for the benefit of creditors, under any state or federal bankruptcy or insolvency law, (c) has a trustee, receiver, or other custodian appointed for the Company or all or substantially all of the Company’s property under any state or federal bankruptcy or insolvency law, or (d) has a bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, that is involuntarily commenced against or in respect of the Company and which shall not have been dismissed within 30 days following the commencement thereof. Notwithstanding the foregoing, the restrictions and agreements made by us contained in Paragraphs 1 through 7 shall not terminate if the basis for such termination resulted from a breach by us of any provision of this letter agreement.

10. The parties hereto acknowledge and agree that money damages would not be a sufficient remedy for any breach or threatened breach of any provision of this letter agreement, and that in addition to all other remedies which we or the Company may have, each of the parties hereto will be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, without the necessity of posting any bond.

11. It is understood and agreed that no failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect.

13. This letter agreement, including, without limitation, the provisions of this Paragraph 12, may not be amended, modified, terminated or waived, in whole or in part, except upon the prior written approval of the Company, and us expressly so amending, modifying, terminating or waiving such agreement or any part hereof.

14. This letter agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. Any legal action or proceeding in connection with this letter agreement or the performance hereof may be brought in the state and federal courts located in the State of California for the County of Santa Clara, or the United States District Court for the Northern District of California, and each party hereby irrevocably submits to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding. Each party hereby irrevocably waives trial by jury in any action, proceeding or claim brought by any party hereto or beneficiary hereof on any matter whatsoever arising out of or in any way connected with this letter agreement.

15. The undersigned affiliates of Obrem Capital (GP), LLC will cause their respective affiliated persons and entities to comply with all of the terms and provisions hereof that are binding on such undersigned as though such affiliated persons and entities were parties hereto.

16. This letter agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Receipt of an executed signature page to this letter agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of this executed letter agreement shall be deemed to be originals thereof.

Very truly yours,

OBREM CAPITAL OFFSHORE MASTER, LP
By: Obrem Capital (GP), LLC, its general partner

By:	/s/ Andrew Rechtschaffen
Name:	Andrew Rechtschaffen
Title:	Managing Member

OBREM CAPITAL (QP), LP
By: Obrem Capital (GP), LLC, its general partner

By:	/s/ Andrew Rechtschaffen
Name:	Andrew Rechtschaffen
Title:	Managing Member

Confirmed and agreed to as of
the date first written above:

MICREL, INCORPORATED

By:	/s/ Ray Zinn
Name:	Ray Zinn
Title:	President, CEO and Chairman of the Board